Exhibit 99.2
FOR IMMEDIATE RELEASE
R.G. BARRY/DEARFOAMS DECLARES SPECIAL $0.25 CASH DIVIDEND;
ALSO SETS ANNUAL DIVIDEND POLICY AT $0.20 PER SHARE
Directors Also Vote to Reduce Board Size & Approve Shareholder Rights Plan
PICKERINGTON, Ohio - Monday, May 4, 2009 — The Board of Directors of accessories footwear marketer R.G. Barry Corporation (Nasdaq:DFZ) Friday declared a special cash dividend, adopted a cash dividend policy, voted to reduce the Board from 10 members to nine and adopted a shareholder rights plan.
Special Dividend Granted and Annual Policy Implemented
Directors unanimously declared a special cash dividend of $0.25 per share payable on June 15, 2009 to shareholders of record at the close of business on June 1, 2009. The Board also unanimously adopted a cash dividend policy, under which a quarterly dividend of $0.05 per share (totaling $0.20 per year) will be paid on the Company’s common shares beginning in the fourth quarter of calendar year 2009. The Company last paid cash dividends in 1981.
“The Board is fully committed to supporting our management team as it continues to build a truly great company,” said Chairman of the Board Gordon Zacks. “We believe, however, that the Company has reached a level of performance at which we can continue supporting the Company’s financial requirements while more directly sharing our success with our shareholders. The special $0.25 cent per share cash dividend coupled with a $0.20 per share annual cash dividend policy provides an attractive return to our shareholders. We believe it will also allow us to maintain an appropriate financial safety net and adequate resources to support our continuing strategy of growing shareholder value through acquisitions, innovation and product and channel diversification. The Board will review the dividend policy on a periodic basis and may make adjustments to it based on the Company’s operating performance, cash needs and evolving business strategies.”
Board Size Reduced
The Board also unanimously voted to reduce its size from 10 members to nine. The reduction in seats will occur in connection with the Company’s 2009 annual meeting of shareholders.
“We view this as a significant step in efforts to make our Board more efficient and economical. The Board will continue evaluating our performance and adapting to maximize the Board’s contribution and value to our shareholders,” Zacks said.
Shareholder Rights Plan
Finally, the Board unanimously adopted a shareholder rights plan that it believes will protect shareholder value by deterring hostile takeover attempts by predators seeking to buy the Company at a deep discount to its true value.

“This plan is similar to our previous plan, which expired last year, and to those of other public companies,” Zacks said. “Its adoption is not in response to any specific effort to acquire control of the Company, but to ensure equal treatment for all shareholders and to maximize their return in any acquisition scenario. The plan does not prevent potential acquisitions, but by making it more difficult and expensive to use coercive takeover tactics in unsolicited acquisitions, the Board is able to negotiate the terms of the proposed transaction to achieve the best possible result for all shareholders.”
A more detailed description of the plan, which expires May 1, 2014, is contained in an 8-K being filed by the Company today with the Securities and Exchange Commission.
About R.G. Barry Corporation
R.G. Barry Corporation, the Dearfoams® company, is one of the world’s leading developers and marketers of accessory footwear. Visit us online at <www.rgbarry.com> to learn more about our business.
Forward-Looking Statements
The disclosures in this news release contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “could,” “should,” “anticipate,” “believe,” “estimate,” or words with similar meanings. Any statements that refer to projections of our future performance, anticipated trends in our business and other characterizations of future events or circumstances are forward-looking statements. These statements, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties related to our business. These risks could include, but are not limited to, things such as: our continuing ability to source products from third parties located outside North America; competitive cost pressures; the loss of retailer customers to competitors, consolidations, bankruptcies or liquidations; shifts in consumer preferences; the impact of the highly seasonal nature of our business upon our operations; unexpected changes in consumer demand; disruption of our supply chain or distribution networks; and our investments in certificates of deposit and other non-auction rate marketable securities. These and other risks are described in our filings with the Securities and Exchange Commission, in particular “Item 1A. Risk Factors” of Part I of our Annual Report on Form 10-K for the fiscal year ended June 28, 2008. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. Any further disclosures in our filings with the Securities and Exchange Commission should also be considered.
Contact:

Roy Youst, Director Investor & Corp. Communications	614.729.7275
José G. Ibarra, Senior Vice President Finance/CFO	614.864.6400